Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 (the “Amendment”) dated as of February 28, 2012, is between Bank of America, N.A. (the “Bank”) and Schmitt Industries, Inc. (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of February 13, 2009 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 In Paragraph 1.1 (a), the amount “$1,000,000.00” is changed to “$2,000,000.00,”

2.2 In Paragraph 1.2, the date “March 1, 2012” is changed to “March 1, 2014”.

2.3 In Paragraph 4.1 (a), the ratio “.375” is changed to “.50”.

2.4 The following Paragraph 6.8 is hereby added:

“6.8 Environmental Information. A completed Bank form Environmental Questionnaire”.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. Statutory Notice. Under Oregon law, most agreements, promises and commitments made by the Bank concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Borrower’s residence must be in writing, express consideration and be signed by us (Bank) to be enforceable.

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This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank of America, N.A.

By:	/s/ Ross Beaton
Ross Beaton, Senior Vice President

BORROWER(S):

Schmitt Industries, Inc.

By:	/s/ James A. Fitzhenry
James A. Fitzhenry, President

By:	/s/ Jeffrey T Siegal
Jeffrey T Siegal, Chief Financial Officer and Treasurer

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